Exhibit 10.4

PERFORMANCE LTIP UNITS AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2013 STOCK INCENTIVE PLAN

The grant pursuant to this agreement (this “Agreement”) is made as of the Grant Date, by OHI Healthcare Properties Limited Partnership (the “Partnership”), a limited partnership controlled by, and an Affiliate (as defined below) of, Omega Healthcare Investors, Inc. (Omega Healthcare Investors, Inc. is hereafter referred to as the “Company”), to __________________ (the “Recipient”).

Upon and subject to this Agreement (which shall include the Terms and Conditions and Exhibits appended to the execution page) and the Limited Partnership Agreement (as defined herein), the Partnership hereby awards as of the Grant Date to the Recipient the number of LTIP Units set forth below (the “LTIP Unit Grant” or the “Award”). The underlined and capitalized captions in Items A through E below shall have the meanings therein ascribed to them.

A.	Grant Date: March 17, 2016.

B.	Plan (under which LTIP Unit Grant is granted): Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan.

C.	LTIP Units: _________ LTIP Units. Each LTIP Unit represents, on the Grant Date, one “Unvested LTIP Unit” as defined in and pursuant to the Limited Partnership Agreement, subject to adjustment as provided in the attached Terms and Conditions, and also represents the Partnership’s unsecured obligation to issue to the Recipient distributions described in Item E below.

D.	Vesting of LTIP Units: The Recipient shall become vested in a number of LTIP Units (“Vested LTIP Units”) as and when determined pursuant to Exhibit 1.

E.	Distributions: The “LTIP Unit Distributions Participation Date” attributable to LTIP Units as defined in and pursuant to Section 15.4 of the Limited Partnership Agreement shall be March 17, 2016; provided, however, that until any of the LTIP Units become “Earned Unvested LTIP Units” the Recipient shall receive a distribution when paid to holders of “LP Units” (as defined in the Limited Partnership Agreement) of an amount per LTIP Unit (the “Interim Distribution per LTIP Unit”), and an allocation of “Net Income and Net Loss” (as defined in the Limited Partnership Agreement) per LTIP Unit, equal to (i) 10% of the regular periodic distributions per LP Unit paid by the Partnership to LP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per LP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per LP Unit paid by the Partnership to LP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per LP Unit not made in the ordinary course. As to all LTIP Units that become Earned Unvested LTIP Units, the Recipient shall receive within ten (10) business days after the date they become Earned Unvested LTIP Units, a distribution from the Partnership per Earned Unvested LTIP Unit and a corresponding allocation of Net Income and Net Loss per Earned Unvested LTIP Unit equal to the excess of (x) the amount of distributions from the Partnership that would have been paid per LTIP Unit if the LTIP Unit had been an LP Unit on January 1, 2016 (determined without regard to this Item E) over (y) the Interim Distribution per LTIP Unit. In addition, with respect to distributions and allocations of Net Income and Net Loss that accrue following the date that any LTIP Units become Earned Unvested LTIP Units or Vested LTIP Units, the Recipient shall receive with respect to each Earned Unvested LTIP Unit and each Vested LTIP Unit distributions and allocations of Net Income and Net Loss pursuant to the Limited Partnership Agreement determined without regard to the adjustments in this Item E.

IN WITNESS WHEREOF, the Partnership and the Recipient have executed and agree to be bound by this Agreement effective as of the Grant Date set forth above.

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

By:

Name:

Title:

RECIPIENT

By:

Name:

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TERMS AND CONDITIONS TO THE
PERFORMANCE LTIP UNITS AGREEMENT
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2013 STOCK INCENTIVE PLAN

1.          Conditions to Grant of LTIP Units. As a condition of receiving the grant of LTIP Units hereunder, the Recipient must (a) execute the representations and warranties set forth on Exhibit 2 attached hereto, and deliver them to the Partnership within ten (10) days of the Grant Date, and (b) file with the IRS within thirty (30) days of the Grant Date, a valid election under Code Section 83(b), in substantially the form of Exhibit 3 attached hereto, as to all of the LTIP Units. The Recipient must also deliver to the Partnership, within thirty (30) days after the Grant Date, a copy of such election. Failure to comply with the requirements of this Section shall result in the forfeiture of all the LTIP Units and the cancellation of this Agreement.

2.          Issuance of LTIP Units. The Partnership shall record in the name of the Recipient the number of LTIP Units awarded as of the Grant Date. The Partnership and the Recipient acknowledge and agree that the LTIP Units are hereby issued to the Recipient for the performance of services to or for the benefit of the Partnership and its Affiliates. If the Recipient is not already a partner of the Partnership pursuant to the Limited Partnership Agreement (defined therein as a “Partner”), the Partnership admits the Recipient as an “LTIP Unit Limited Partner” (as defined therein) and a Partner on the terms and conditions in this Agreement, the Plan and the Limited Partnership Agreement. Upon execution of this Agreement, the Recipient shall, automatically and without further action on the Recipient’s part, be deemed to be a signatory of and bound by the Limited Partnership Agreement. At the request of the Partnership, the Recipient shall execute the Limited Partnership Agreement or a counterpart signature page thereto.

3.          Rights as a Unitholder. The LTIP Units shall be treated as a “profits interest” within the meaning of Revenue Procedure 93-27, and the Recipient shall be treated as having received the interest on the Grant Date as contemplated under Section 4 of Revenue Procedure 2001-43. As the owner of the LTIP Units for income tax purposes, the Recipient shall take into account the Recipient’s distributive share of income, gain, loss, deduction and credit associated with the LTIP Units as determined in accordance with the terms of the Limited Partnership Agreement and this Agreement.

4.          Restrictions on Transfer. The Recipient shall not sell, pledge, assign, transfer or hypothecate, or otherwise dispose of any LTIP Units, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to the LTIP Units, except as otherwise provided in the Limited Partnership Agreement. Any disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the terms of this Agreement and the Limited Partnership Agreement.

5.          Tax Withholding. If and only if tax withholding applies with respect to the grant, vesting, ownership or disposition of LTIP Units, the Company or an Affiliate may withhold from the Recipient’s wages, or require the Recipient to remit to the Partnership, the Company or an Affiliate, any applicable tax withholding.

6.           Change in Capitalization.

(a)          The number and kind of units issuable under this Agreement shall be proportionately adjusted for any non-reciprocal transaction between the Partnership and the holders of partnership interests of the Partnership that causes the per unit value of the LTIP Units subject to the Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, non-recurring cash dividend (each, an “Equity Restructuring”). No fractional shares shall be issued in making such adjustment.

(b)          In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Partnership’s assets, other material change in the capital structure of the Partnership, or a tender offer for “LTIP Units,” as defined in the Limited Partnership Agreement, in each case that does not constitute an Equity Restructuring, the Committee shall take such action to make such adjustments with respect to the LTIP Units hereunder or the terms of this Agreement as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Award, substituting cash, other securities, or other property to replace the Award, or removing of restrictions.

(c)          All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Recipient. Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

(d)          The existence of the Plan and the LTIP Unit Grant shall not affect the right or power of the Partnership to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Partnership, any issue of debt or equity securities having preferences or priorities as to the LTIP Units or the rights thereof, the dissolution or liquidation of the Partnership, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.           Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no LTIP Units shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

8.           Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.           Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

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10.         Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.         Entire Agreement. This Agreement and the Limited Partnership Agreement, together with the terms and conditions set forth in the Plan, express the entire understanding and agreement of the parties with respect to the subject matter. In the event of a conflict between the terms of the Plan or the Limited Partnership Agreement and this Agreement, the Plan and the Limited Partnership Agreement shall govern.

12.         Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13.         No Right to Continued Retention. Neither the establishment of the Plan nor the Award hereunder shall be construed as giving Recipient the right to continued service with the Company or an Affiliate.

14.         Tax Effects under 409A. It is intended that the Award under this Agreement be exempt from Section 409A of the Internal Revenue Code (the “Code”) as a current grant of a profits interest as provided in Section 3 hereof.

15.         Headings and Capitalized Terms. Except as otherwise provided in this Agreement, section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement. Capitalized terms used, but not defined, in this Agreement shall be given the meaning ascribed to them in the Plan.

16.         Definitions. As used in this Agreement:

“Beginning Stock Price” means the average closing price per share of Common Stock for the months of November and December 2015 on the exchange on which Common Stock is traded, which is $33.81.

“Below Threshold TSR” means the Company has achieved Total Shareholder Return of less than eight percent (8%) for the Performance Period.

“Cause” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company or an Affiliate, or, if there is none, then Cause shall mean the occurrence of any of the following events:

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(a)          willful refusal by the Recipient to follow a lawful direction of the person to whom the Recipient reports or the Board of Directors of the Company (the “Board”), provided the direction is not materially inconsistent with the duties or responsibilities of the Recipient’s position with the Company or an Affiliate, which refusal continues after the Board has again given the direction in writing;

(b)          willful misconduct or reckless disregard by the Recipient of the Recipient’s duties or with respect to the interest or material property of the Company or an Affiliate;

(c)          intentional disclosure by the Recipient to an unauthorized person of Confidential Information or Trade Secrets, which causes material harm to the Company or an Affiliate;

(d)          any act by the Recipient of fraud against, material misappropriation from or significant dishonesty to either the Company or an Affiliate, or any other party, but in the latter case only if in the reasonable opinion of at least two-thirds of the members of the Board (excluding the Recipient), such fraud, material misappropriation, or significant dishonesty could reasonably be expected to have a material adverse impact on the Company or its Affiliates; or

(e)          commission by the Recipient of a felony as reasonably determined by at least two-thirds of the members of the Board (excluding the Recipient).

“Change in Control” means any one of the following events which occurs following the Grant Date:

(a)          the acquisition within a twelve (12) month period, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan of the Company or an Affiliate, or any corporation pursuant to a reorganization, merger or consolidation, of equity securities of the Company that in the aggregate represent thirty percent (30%) or more of the total voting power of the Company’s then outstanding equity securities;

(b)          the acquisition, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan of the Company or an Affiliate, or any corporation pursuant to a reorganization, merger or consolidation of equity securities of the Company, resulting in such person or persons holding equity securities of the Company that, together with equity securities already held by such person or persons, in the aggregate represent more than fifty percent (50%) of the total fair market value or total voting power of the Company’s then outstanding equity securities;

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(c)          individuals who as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(d)          a reorganization, merger or consolidation, with respect to which persons who were the holders of equity securities of the Company immediately prior to such reorganization, merger or consolidation, immediately thereafter, own equity securities of the surviving entity representing less than fifty percent (50%) of the combined ordinary voting power of the then outstanding voting securities of the surviving entity; or

(e)          the acquisition within a twelve (12) month period, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any corporation pursuant to a reorganization, merger or consolidation, of assets of the Company that have a total gross fair market value equal to or more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Award (i) unless the event also constitutes a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A(a)(2)(v), or (ii) by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as an officer, employee, or director of the Company or an Affiliate.

“Common Stock” means common stock of the Company.

“Company” means Omega Healthcare Investors, Inc., a Maryland corporation.

“Confidential Information” means data and information relating to the business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Recipient or of which the Recipient became aware as a consequence of or through his relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Recipient without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Company or any of its Affiliates.

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“Ending Stock Price” means the average closing price per share of Common Stock for the months of November and December 2018 on the exchange on which Common Stock is traded, unless a Change in Control occurs before January 1, 2019, in which case the term means the value per share determined as of the date of the Change in Control, such value to be determined by the Committee in its reasonable discretion based on the actual or implied price per share paid in the Change in Control transaction.

“Good Reason” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company or an Affiliate, or, if there is none, then Good Reason shall mean the occurrence of an event listed in Subsection (a) through (c) below:

(a)          the Recipient experiences a material diminution of the Recipient’s responsibilities of the Recipient’s position, as reasonably modified by the person to whom the Recipient reports or the Board from time to time, such that the Recipient would no longer have responsibilities substantially equivalent to those of other executives holding equivalent positions at companies with similar revenues and market capitalization;

(b)          the Company or an Affiliate reduces the Recipient’s annual base salary or annual bonus opportunity at high, target or threshold performance as a percentage of annual base salary; or

(c)          the Company or an Affiliate requires the Recipient to relocate the Recipient’s primary place of employment to a new location that is more than fifty (50) miles from its current location (determined using the most direct driving route), without the Recipient’s consent;

provided however, as to each event in Subsection (a) through (c),

(i)          the Recipient gives written notice to the Company within ten (10) days following the event or receipt of notice of the event of the Recipient’s objection to the event;

(ii)         the Company or the Affiliate which employs the Recipient fails to remedy the event within ten (10) days following the Recipient’s written notice; and

(iii)        the Recipient terminates the Recipient’s employment within thirty (30) days following the Company’s and the Affiliate’s failure to remedy the event.

“High TSR” means the Company has achieved Total Shareholder Return of at least twelve percent (12%) for the Performance Period.

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“Limited Partnership Agreement” means the Second Amended and Restated Agreement of OHI Healthcare Properties Limited Partnership, dated as of April 1, 2015, as it may be amended or any successor agreement thereto.

“Performance Period” means the period from and including January 1, 2016 through the earlier of December 31, 2018 or the date of a Change in Control.

“Target TSR” means the Company has achieved Total Shareholder Return of ten percent (10%) for the Performance Period.

“Threshold TSR” means that the Company has achieved Total Shareholder Return of eight percent (8%) for the Performance Period.

“Total Shareholder Return” means the compound annualized growth rate, expressed as a percentage, in the price of Common Stock over the Performance Period due to Common Stock price appreciation and dividends declared to a shareholder of record of the Parent with respect to one share of Common Stock during the Performance Period and assuming that dividends are reinvested. For this purpose, the beginning of the Performance Period price is the Beginning Stock Price and the end of the Performance Period price is the Ending Stock Price. Total Shareholder Return shall be calculated in substantially the same manner as total shareholder return is calculated for the FTSE NAREIT Equity Health Care Index.

“Trade Secrets” means information including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Vesting Period” means the period beginning on the day after the last day of the Performance Period and ending December 31, 2019.

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EXHIBIT 1

A.	Except as provided in Items B and C below, the number of Unvested LTIP Units that is earned (the “Earned Unvested LTIP Units”) is determined as of the last day of the Performance Period from the TSR Chart set forth below; provided that the Recipient shall vest in twenty-five percent (25%) of the Earned Unvested LTIP Units, which shall then become Vested LTIP Units, as of the last day of each calendar quarter during the Vesting Period only if the Recipient remains an employee, director or consultant of the Company or an Affiliate during the entire Performance Period and through the last day of such calendar quarter.

TSR Chart

Below Threshold TSR	*Threshold TSR	*Target TSR	*High TSR
Zero Vested Units

*	If Total Shareholder Return falls between Threshold TSR and Target TSR or between Target TSR and High TSR, the number of Earned Unvested LTIP Units under the TSR Chart shall be determined in accordance with a separate written interpolation methodology established by the Company in connection with valuing the LTIP Units as of the Grant Date.

B.	Except as provided in Item C below, if the Recipient dies or becomes subject to a Disability while an employee, director or consultant of the Company or an Affiliate, the Recipient resigns from the Company and all Affiliates for Good Reason or the Company and all Affiliates terminate the Recipient’s employment without Cause (each such event referred to as a “Qualifying Termination”), in each case:

(i)	during the Performance Period, the Recipient shall vest upon completion of the Performance Period in the number of Earned Unvested LTIP Units determined from the TSR Chart (or if a Change in Control occurs after the Qualifying Termination and before January 1, 2019, the number of Earned Unvested LTIP Units determined pursuant to Section C.1. below), multiplied by a fraction, the numerator of which is the number of days elapsed in the Performance Period through the date of such event and the denominator of which is 1,095 (i.e., 365 x 3), or

(ii)	during the Vesting Period, the Recipient shall vest in the same number of Earned Unvested LTIP Units determined in the TSR Chart as if the Recipient were to remain an employee of the Company or an Affiliate through the last day of the Vesting Period.

C.	Notwithstanding Item C above, if a Change in Control occurs upon or after the Grant Date and before January 1, 2020, and (i) the Recipient remains an employee, director or consultant of the Company or an Affiliate during the entire Performance Period until the date of the Change in Control, or (ii) if within sixty (60) days before the Change in Control, the Recipient incurs a Qualifying Termination, the Recipient shall be 100% vested in, as of the date of the Change in Control:

1.	if the Change in Control occurs before January 1, 2019, the number of Earned Unvested LTIP Units determined:

a.	in the TSR Chart if the applicable level of Total Shareholder Return for the full three year Performance Period (determined without regard to the shortening of the period as a result of the Change in Control) is achieved, or

b.	in the TSR Chart multiplied by a fraction, the numerator of which is the number of days elapsed in the Performance Period through the date of the Change in Control and the denominator of which is 1,095 (i.e., 365 x 3), if the applicable level of Total Shareholder Return has been achieved based on annualized performance to the date of the Change in Control but not for the full three year Performance Period (determined without regard to the shortening of the period as a result of the Change in Control), or

c.	by interpolation between the numbers in clause (a) and (b) above if the applicable level of Total Shareholder Return has been exceeded based on performance to the date of the Change in Control but is less than the applicable level for the full three year Performance Period (determined without regard to the shortening of the period as a result of the Change in Control), or

2.	if the Change in Control occurs after December 31, 2018, the number of Earned Unvested LTIP Units determined in the TSR Chart that were actually earned for the Performance Period which have not previously become Vested LTIP Units pursuant to Item B.(i) above.

D.	All LTIP Units that have not become Earned Unvested LTIP Units as of the last day of the Performance Period shall be forfeited as of the last day of the Performance Period. All Unvested LTIP Units that have not become Vested LTIP Units (except Earned Unvested LTIP Units to the extent provided in Item B or C) as of the date the Recipient ceases to be an employee, director, or consultant of the Company and all Affiliates shall be forfeited.

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EXHIBIT 2

Representations and Warranties of the Recipient

In connection with the grant of the LTIP Units pursuant to the Agreement, the Recipient hereby represents and warrants to the Partnership that:

1.           The Recipient is acquiring the LTIP Units for the Recipient’s own account with the present intention of holding the LTIP Units for investment purposes and not with a view to distribute or sell the LTIP Units, except in compliance with federal securities laws or applicable securities laws of other jurisdictions;

2.           The Recipient acknowledges that the LTIP Units have not been registered under the Securities Act of 1933 (the “1933 Act”) or applicable securities laws of other jurisdictions and that the LTIP Units will be issued to the Recipient in reliance on exemptions from the registration requirements provided by Sections 3(b) or 4(2) of the 1933 Act and the rules and regulations promulgated thereunder and applicable securities laws of other jurisdictions and in reliance on the Recipient’s representations and agreements contained herein;

3.           The Recipient is an employee of the Partnership or an Affiliate;

4.           The Recipient acknowledges that the LTIP Units are subject to the restrictions contained in the Limited Partnership Agreement, and the Recipient has received and reviewed a copy of the Limited Partnership Agreement;

5.           The Recipient has had the opportunity to ask questions of and receive answers from the Partnership and any person acting on its behalf concerning the terms and conditions of the LTIP Units awarded hereunder and has had full access to such other information concerning the Partnership and its Affiliates as the Recipient may have requested in making the Recipient’s decision to invest in the LTIP Units being issued hereunder;

6.           The Recipient has such knowledge and experience in financial and business matters that the Recipient is capable of evaluating the merits and risks of the acquisition of the LTIP Units hereunder and the Recipient is able to bear the economic risk, if any, of such acquisition;

7.           The Recipient has only relied on the advice of, or has consulted with, the Recipient’s own legal, financial and tax advisors, and the determination of the Recipient to acquire the LTIP Units pursuant to this Agreement has been made by the Recipient independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Partnership or its Affiliates which may have been made or given by any other person or by any agent or employee of such person and independent of the fact that any other person has decided to become a holder of LTIP Units;

8.           None of the Partnership or any of its Affiliates has made any representation or agreement to the Recipient with respect to the income tax consequences of the issuance, ownership or vesting of LTIP Units or the transactions contemplated by this Agreement (including without limitation the making of an election under Code Section 83(b)), and the Recipient is in no manner relying on the Partnership or any Affiliate or their representatives for an assessment of tax consequences to the Recipient. The Recipient is advised to consult with the Recipient’s own tax advisor with respect to the tax consequences;

9.           The Recipient is not acquiring the LTIP Units as a result of, or subsequent to, any publicly disseminated advertisement, article, sales literature, publication, broadcast or any public seminar or meeting or any solicitation nor is the Recipient aware of any offers made to other persons by such means;

10.         The Recipient understands and agrees that if certificates representing the LTIP Units are issued, such certificates may bear such restrictive legends as the Partnership or its legal counsel may deem necessary or advisable under applicable law or pursuant to this Agreement;

11.         The LTIP Units cannot be offered for sale, sold or transferred by the Recipient other than pursuant to: (i) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (ii) evidence satisfactory to the Partnership of compliance with the applicable securities laws of other jurisdictions. The Partnership shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

12.         The Partnership shall be under no obligation to register the LTIP Units or to comply with any exemption available for sale of the LTIP Units without registration or filing;

13.         The Recipient represents that the Recipient is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the 33 Act; specifically, either (a) the Recipient is an executive officer of the Partnership or of Omega Healthcare Investors, the general partner of the Partnership, or (b) the Recipient has (i) had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Recipient’s spouse in excess of $300,00 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or (ii) the Recipient’s net worth or joint net worth with the Recipient’s spouse (excluding the value of the Recipient’s primary residence), exceeds $1,000,000; and

14.         The Recipient agrees to furnish any additional information requested to assure compliance with applicable securities laws in connection with the issuance or holding of LTIP Units. The Recipient acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with applicable federal and state laws. Notwithstanding anything to the contrary herein, the Plan shall be administered and the grant of LTIP Units is made only in such manner as to conform to such laws. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws. By execution below, the Recipient acknowledges that he has received a copy of the Agreement, the Limited Partnership Agreement and the Plan.

RECIPIENT

Signature	Date	Print Name

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EXHIBIT 3

SECTION 83(b) ELECTION

The undersigned hereby elects to be taxed pursuant to Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned is:

Taxpayer I.D. No.:  ________________________

2.	Description of property with respect to which the election is being made:

_______ LTIP Units of OHI Healthcare Properties Limited Partnership (the “LTIP Units”).

3.	The date on which the property was transferred:

The LTIP Units were transferred on March 17, 2016.

4.	The taxable year to which this election relates is calendar year 2016.

5.	The nature of the restriction(s) to which the property is subject is:

The LTIP Units shall vest in increments on specified vesting dates or upon certain vesting events subsequent to the property transfer date, provided that the taxpayer continues to perform services for OHI Healthcare Properties Limited Partnership (the “Partnership”) or an affiliate. In the event the taxpayer ceases to perform services for the Company and its affiliates prior to the final vesting date, any unvested LTIP Units shall be forfeited back to the Partnership.

6.	Fair Market Value:

Because the LTIP Units constitute a profits interest, the grant of the interest is not taxable under Code Section 83 pursuant to Revenue Procedure 93-27 and Revenue Procedure 2001-43. Therefore, the taxpayer is reporting that the fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made as $0 per LTIP Unit.

7.	Amount paid for property:

The taxpayer did not pay for the LTIP Units.

8.	Furnishing statement to the person for whom services are performed:

A copy of this statement has been furnished to the Partnership.

By:	Date: